Exhibit j

                   INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the use of our report and all references to our Firm included in or made a part of this Form N-1A Registration Statement Post-Effective Amendment No. 8/Registration Statement under the Investment Company Act of 1940 Amendment No. 9 of
The Canandaigua Funds.

/s/  Morga Jones & Hufsmith, P.C.

Canandaigua, New York
March 1, 1999